SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                (AMENDMENT NO. 1)


Check the appropriate box:


[X]  Preliminary Information Statement

[ ] Confidential, For Use of the Commission Only (as Permitted by Rule 14c-5(d)(2))

[]  Definitive Information Statement

                               SAFLINK CORPORATION
            ----------------------------------------------------------
           (Name of Registrant as Specified in its Charter) Payment of
               Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

                               SAFLINK CORPORATION
                              18650 N.E. 67TH COURT
                                REDMOND, WA 98052

                        NOTICE OF TAKING CORPORATE ACTION
                      WITHOUT A MEETING BY WRITTEN CONSENT

TO OUR STOCKHOLDERS:


         Notice is hereby given that the owners of approximately 55.6% of the issued and outstanding shares of common stock of SAFLINK Corporation, a Delaware corporation, have delivered to SAFLINK written consents by which the stockholders have consented to approving the following actions:


1. An amendment to SAFLINK's certificate of incorporation to increase the number of its authorized shares of common stock from 50 million to 100 million shares (the "Amendment"); and


2. The issuance of up to 20 million shares of SAFLINK common stock at a discount to market and warrants to purchase up to an additional 20 million shares at a premium to such price (the "Financing" and as revised the "Revised Financing").

     The actions taken by written consent will be effective on the 21st day (approximately _________, 2001) after the date this Notice and the attached Information Statement are first mailed to all stockholders of SAFLINK.


     All necessary corporate approvals in connection with the matters referred to in this Notice have been obtained. The accompanying Information Statement is furnished to all stockholders of record of SAFLINK pursuant to Section 14(c) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder solely for the purpose of informing the stockholders of these corporate actions before they take effect.

     Pursuant to Section 228 of the Delaware General Corporation Law, stockholders of record of SAFLINK as of December 5, 2000, are entitled to receive this Information Statement and Notice of Taking of Corporate Action Without a Meeting by Written Consent. We encourage you to read the Notice and Information Statement carefully, as well as the enclosed copy SAFLINK's annual report on Form 10-K for the year ended December 31, 1999, and its quarterly report on Form 10-Q for the three months ended September 30, 2000.

By Order of the Board of Directors,


Jeffrey P. Anthony
Chairman of the Board, Chief Executive Officer and President
Redmond, Washington
January ___, 2001

                              INFORMATION STATEMENT

                               SAFLINK CORPORATION
                              18650 N.E. 67TH COURT
                                REDMOND, WA 98052

                            YOUR VOTE IS NOT REQUIRED

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY

     This Information Statement is being furnished to the holders of record of shares of common stock, par value $0.01 per share, of SAFLINK Corporation, a Delaware corporation. This Information Statement is being furnished in order to notify the stockholders that on December 22, 2000, SAFLINK received the written consent in lieu of a meeting of the stockholders of the holders of an aggregate of approximately 14,527,844 shares of SAFLINK common stock representing approximately 55.6% of all the issued and outstanding SAFLINK common stock as of the record date approving the following actions:

1. An amendment to SAFLINK's certificate of incorporation to increase the number of its authorized shares of common stock from 50 million to 100 million shares (the "Amendment"); and


2. The issuance of up to 20 million shares of SAFLINK common stock at a discount to market and warrants to purchase up to an additional 20 million shares at a premium to such price (the "Financing").

     In addition, on January 9, 2001, SAFLINK received the written consent in lieu of a meeting of the stockholders of the holders of an aggregate of approximately 14,527,844 shares of SAFLINK common stock representing approximately 55.6% of all the issued and outstanding SAFLINK common stock as of the record date approving the revised terms of the Financing (the "Revised Financing").


     The actions taken by written consent will be effective on the 21st day (approximately _________, 2001) after the Notice and this Information Statement are first mailed to all stockholders of SAFLINK.

All necessary corporate approvals in connection with the matters referred to in this Information Statement have been obtained. This Information Statement is furnished to all stockholders of record of SAFLINK pursuant to Section 14(c) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder solely for the purpose of informing the stockholders of these corporate actions before they take effect.


This Information Statement describing the Amendment and the Revised Financing is being mailed on or about ___________, 2001 to all stockholders of record at the close of business on December 5, 2000. As of that date there were 26,106,695 shares of SAFLINK common stock outstanding, each entitled to one vote on each matter presented to the stockholders.

                                TABLE OF CONTENTS

GENERAL INFORMATION
        Approval of the Board of Directors.................................    3
        Approval of Audit Committee........................................    3
        Expenses of Information Statement..................................    3
        Dissenters' Rights.................................................    3
        Interest of Certain Persons in or Opposition to Matters to be
          Acted Upon.......................................................    3
THE AMENDMENT
        Purpose of the Amendment...........................................    4
        Principal Effects of the Amendment.................................    4
THE REVISED FINANCING
        Summary............................................................    5
        Use of Proceeds....................................................    5
        Restrictions on Resale.............................................    6
        Effects on Rights of Existing Stockholders.........................    6
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.............    7
DOCUMENTS INCORPORATED BY REFERENCE........................................    8
WHERE YOU CAN FIND MORE INFORMATION........................................    9
Exhibit A     Amendment to Certificate of Incorporation

                               GENERAL INFORMATION


APPROVAL OF BOARD OF DIRECTORS

         On or about December 5, 2000, SAFLINK's board of directors approved the Amendment and and the actions contemplated by the Financing. On or about January 9, 2001, SAFLINK's board of directors deemed it advisable and in the best interest of SAFLINK to revise the terms of the Financing authorized by the board of directors on December 5, 2000 and approved the Revised Financing. In addition, the audit committee of the board of directors separately considered and approved the Financing and the Revised Financing and the use of the written consent process in lieu of a stockholders' meeting given SAFLINK's need for capital with respect to the Financing and Revised Financing.

APPROVAL OF AUDIT COMMITTEE

       Under Rule 4310(c)(25)(G)(i)(d)(ii) of the National Association of Securities Dealers ("NASD") SAFLINK is required to seek stockholder approval (in person or by proxy) prior to the Financing or the Revised Financing, since the Financing and Revised Financing would be considered a private issuance of securities equal to 20% or more of the common stock at a price per share which may be less than the greater of book value or fair market value on the date of issuance. Rule 4310(c)(25)(G)(ii) sets forth exceptions to this requirement and provides that exceptions may be made upon application to Nasdaq when (i) the delay in securing stockholder approval would seriously jeopardize the financial viability of the enterprise, and (ii) reliance by the issuer on this exception is expressly approved by the audit committee of the issuer.


         On December 22, 2000, SAFLINK's audit committee expressly approved the Financing and SAFLINK's reliance on the exception that seeking stockholder approval (in person or by proxy) would seriously jeopardize the financial viability of SAFLINK, largely because of the delay associated with obtaining such stockholder approval. Therefore, the audit committee recommended that written consents of the majority stockholders be solicited for purposes of approving the Financing in accordance with the NASD rules.


         On January 9, 2001, SAFLINK's audit committee expressly approved the Revised Financing and SAFLINK's reliance on the exception on the same basis and recommended that written consents of the majority stockholders be solicited for purposes of approving the Revised Financing in accordance with the NASD rules.


EXPENSES OF INFORMATION STATEMENT

         We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of SAFLINK's common stock.

DISSENTERS' RIGHTS

         The Delaware General Corporation Law does not provide for dissenters rights in connection with the Amendment or Revised Financing.


INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

         On November 13, 2000, each of Jeffery Anthony, James Shepperd, and RMS Limited Partnership entered into loan agreements with SAFLINK for an aggregate principal amount of $1,050,000 (the "Bridge Financing"). Under the terms of the Bridge Financing, each of these lenders may participate in the Revised Financing by electing to receive shares or warrants in payment of their respective loans on the same terms and conditions offered to other prospective investors in the Revised Financing. In the event participants in the Bridge Financing do not elect to accept shares of common stock and warrants in lieu of repayment of the bridge loans, proceeds from the Revised Financing will be used in part to repay the bridge loan.

         In addition, SAFLINK may elect to allow Jotter Technologies Inc. to convert some or all of its unsecured promissory note received as partial consideration in the asset purchase transaction into shares or warrants to be issued in the Revised Financing, but there is no commitment or understanding on the part of SAFLINK or Jotter to do so.

                                  THE AMENDMENT

         The proposed amendment to SAFLINK's Certificate of Incorporation would increase the number of SAFLINK's authorized shares of common stock from 50 million to 100 million shares. The full text of the Amendment is set forth in Exhibit A to this Information Statement.


PURPOSE OF THE AMENDMENT

         The board of directors of SAFLINK believes the increase in the authorized shares is necessary to insure that, after issuance of 5.1 million shares of SAFLINK common stock to Jotter pursuant to the terms of the Asset Purchase Agreement entered into by SAFLINK and Jotter on December 15, 2000, SAFLINK will have adequate authorized but unissued shares of common stock for:

o    the Revised Financing described on page 5; and

o any subsequent financings or future acquisitions so that SAFLINK will not have the delay and expense associated with obtaining stockholder approval each time an opportunity requiring the issuance of shares arises.


         SAFLINK does not currently have sufficient common stock authorized for these requirements.

PRINCIPAL EFFECTS OF THE AMENDMENT

         OUTSTANDING SHARES. On December 20, 2000 SAFLINK had 26,106,695 shares of common stock issued and outstanding. Also on that date, SAFLINK had 3,988,499 shares of common stock subject to outstanding warrants and options. As partial consideration in the asset purchase transaction with Jotter, SAFLINK has agreed to issue an additional 5.1 million shares of its common stock to Jotter not later than January 30, 2001.

         RIGHTS OF HOLDERS. The additional shares of common stock to be authorized by adoption of the Amendment would have rights identical to those of the currently outstanding shares of common stock of SAFLINK. Adoption of the Amendment would not affect the rights of holders of currently outstanding shares of common stock.

         ANTI-TAKEOVER EFFECT. The availability of authorized but unissued shares of common stock might be deemed to have the effect of preventing or discouraging an attempt by a third party to obtain control of SAFLINK because the additional shares could be issued by the board of directors which could dilute the stock ownership of such third party. SAFLINK has no plans for such issuances and this Amendment is not being proposed in response to a known effort to acquire control of SAFLINK.


         DILUTIVE EFFECT. The authorization of additional shares of common stock will have no dilutive effect upon the proportionate voting power of the present stockholders of SAFLINK. However, to the extent that shares are subsequently issued to persons other than the present stockholders and/or in proportions other than the proportion that presently exists, this issuance could have a substantial dilutive effect on present stockholders. Once this Amendment becomes effective, the board of directors would be free to issue common stock without further action on the part of the stockholders, unless approval is otherwise required by applicable law or the Nasdaq Stock Market or stock exchange rules. If the Revised Financing is completed, it will result in the issuance of a significant number of additional shares which may result in substantial dilution to SAFLINK's existing stockholders.


         REQUIRED VOTE. Adoption of this Amendment requires the vote of a majority of the shares of common stock outstanding as of the record date. The holders of a majority of SAFLINK's outstanding common stock have voted to adopt this Amendment on December 22, 2000. The Amendment will become effective on approximately ________________ 2001 when we file the Amendment with the Secretary of State of Delaware. Under federal securities laws, SAFLINK cannot file the Amendment until at least 20 days after the mailing of this Information Statement.

                                REVISED FINANCING


SUMMARY

         NASD Rule 4310(c)(25)(G)(i)(d)(1) provides that an issuer shall seek stockholder approval prior to the issuance of securities in connection with a transaction, other than a public offering, involving the sale or issuance by the company of common stock (or securities convertible into common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock. We are required to comply with this rule since our common stock is listed on The Nasdaq SmallCap Market.


         SAFLINK's board has authorized an offering of securities with a maximum aggregate purchase price of up to $20 million. The securities to be offered will be a maximum of 20 million shares of common stock. SAFLINK anticipates that warrants to purchase up to 20 million additional shares of common stock will also be issued in connection with the Revised Financing.

         The board originally authorized SAFLINK to proceed with the Financing on the basis of a per share offering price of not less than 95% of the market price for SAFLINK common stock (as calculated upon the basis of the average closing prices for the 5 trading days prior to the closing of the offering) (the "Share Price"). The board authorized an exercise price for each share of common stock issuable upon exercise of warrants granted in connection with the Financing of not less than 150% of the Share Price. The Financing was approved by the holders of a majority of the outstanding common stock of SAFLINK in order to comply with the NASD rules.

         To provide greater flexibility with respect to the Financing, however, the board of directors subsequently authorized SAFLINK to seek shareholder approval of modified terms for the Financing. On January 9, 2001, holders of a majority of outstanding shares of common stock approved revised terms for the Financing such that the price per share shall be no less than the lesser of (i) $0.75, or (ii) 75% of the market price of a share of SAFLINK common stock (as calculated upon the basis of the average closing prices for the 5 trading days prior to the date the price at which the securities sold in the offering is established by the board of directors, subject to adjustment during the period from such date to the closing date of the Revised Financing) ("Revised Share Price"). The exercise price for each share of common stock issuable upon exercise of warrants granted in connection with the Revised Financing will be no less than 125% of the Revised Share Price.

         Any additional material terms relating to this Revised Financing will be determined by SAFLINK's board of directors.

         These 20 million shares of common stock represent 76.6% of the SAFLINK common stock outstanding as of the record date and the warrants, if exercised, represent 43.4% after giving effect to the issuance of such common stock or 76.6% of the common stock outstanding as of the record date. Assuming the issuance of 5.1 million shares of SAFLINK common stock to Jotter, the 20 million shares of SAFLINK common stock will represent 64.1% of the outstanding stock and the warrants will represent 64.1% (without giving effect to the issuance of the common stock). SAFLINK does not intend to sell these shares in a block and therefore does not anticipate that the Revised Financing will result in a change in control. However, SAFLINK anticipates that it will be required to register the shares issued in the Revised Financing for resale which could result in a large number of shares in the public market.

         Based on the average book price and the average market price of the common stock on the dates of issuance, the shares may be issued for less than the greater of book or market value of SAFLINK common stock. Consequently, the issuance of the shares is subject to NASD Rule 4310(c)(25)(G)(i)(d)(1), and such issuance is required to be approved by the holders of the majority of SAFLINK's common stock, not including those shares to be issued. The necessary stockholder approval has been obtained pursuant to the written consents.


USE OF PROCEEDS


         SAFLINK intends to use the net proceeds available from this Revised Financing to fund the launch of SAFLINK's new consumer product JotterSAF, marketing and sales of SAFLINK's existing enterprise and Internet server products, development of new features and enhancements to SAFLINK's product line, repayment of bridge loans, and for working capital and other purposes. While SAFLINK has received authorization to raise up to $20 million through the Revised Financing, it currently expects to raise approximately $12 million.

In particular, the estimated use of proceeds (assuming that $12 million and the maximum of $20 million is raised, respectively) will be as follows:

                                                   $12 MILLION      $20 MILLION
                                                   -----------      -----------
(Dollars in thousands)
Advertising and promotion for new product launch *  $    1,575       $    4,140
Capital expenditures                             *         631              631
Repayment of bridge loan                                 2,500            2,500
Reduction in accounts payable                              850              850
Jotter tax liability                             +       1,300            1,300
Working capital                                          3,694            8,329
                                                    -----------      -----------
   Net Proceeds                                         10,550           17,750
Costs associated with this offering                      1,450            2,250
                                                    -----------      -----------
Gross Proceeds                                      $   12,000       $   20,000
                                                    ===========      ===========
* One year estimated expenses

+ Jotter is obligated to obtain a certificate from the Canadian taxing authorities in order to avoid the need for SAFLINK to withhold and remit one-third of the purchase price to the Canadian taxing authorities. In the event that Jotter is unable to obtain such a certificate, SAFLINK will be required to make such payment, and will be entitled to offset such amount against the number of shares to be issued to Jotter and the principal balance of the note issued to Jotter.

         Although SAFLINK intends to use the proceeds of the Revised Financing as described above, SAFLINK's board of directors will have complete discretion as to the use of proceeds from the Revised Financing.


RESTRICTIONS ON RESALE


         All shares and warrants issued in connection with the Revised Financing will be considered restricted securities and cannot be sold to the public for a period of one year from the date of purchase or until the securities are qualified under a registration statement registering the resale of securities. SAFLINK expects to provide registration rights for the resale of the common stock and common stock underlying the warrants issued in the Revised Financing.


EFFECT ON RIGHTS OF EXISTING STOCKHOLDERS


         This Revised Financing may result in substantial dilution to the equity ownership of SAFLINK's existing stockholders and to Jotter once it becomes a stockholder. In addition, subsequent resales of the shares issued in the Revised Financing could impact the market for these shares by driving down the price of the SAFLINK common stock and make it difficult for SAFLINK to raise additional capital.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information as to the number of shares of SAFLINK common stock beneficially owned as of December 20, 2000 by:

o        each person expected to be a director of SAFLINK;

o the chief executive officer and the five other most highly compensated executive officers of SAFLINK;

o all persons expected to be SAFLINK's directors and executive officers as a group; and

o each person, entity, or group of affiliated persons expected to beneficially own more than 5% of SAFLINK's common stock, based on that person's or entity's ownership of SAFLINK common stock and the number of outstanding shares of SAFLINK common stock as of December 20, 2000.

         For purposes of this table, beneficial ownership of securities is defined according to the rules of the Securities and Exchange Commission ("SEC") and means generally the power to vote or exercise investment discretion with respect to securities, regardless of any economic interests therein. Except as otherwise indicated, SAFLINK believes that the beneficial owners of shares of SAFLINK common stock listed below will have sole investment and voting power with respect to such shares, subject to community property laws where applicable. In addition, for purposes of this table, a person or group is deemed to have beneficial ownership of any shares which such person has the right to acquire within 60 days after the date as of which this data is presented. For purposes of calculating the percentage of outstanding shares held by each person named above, any shares which this person has the right to acquire within 60 days after the date as of which this data is presented are deemed to be outstanding, but these shares are not deemed to be outstanding for the purpose of calculating the percentage ownership of any other person.

         The percentages were calculated based on the ratio of the number of shares of SAFLINK common stock beneficially owned by such beneficial owner as of December 20, 2000, (which includes the number of shares of common stock issuable upon exercise of options and warrants of such owner which are exercisable within 60 days of December 20, 2000) to the sum of:

o 26,106,695, the total number of outstanding shares of common stock as of December 20, 2000, which includes the 6,506,539 shares of common stock outstanding as a result of the conversion of SAFLINK's Series A Preferred Stock and Series D Preferred Stock; plus

o 5.1 million, the number of shares to be issued to Jotter as partial consideration in the asset purchase transaction; plus

o the number of shares of common stock issuable upon exercise of options or warrants held by the applicable beneficial owner exercisable within 60 days of December 20, 2000.

The table does not reflect ownership of the Series A Preferred Stock and the Series D Preferred Stock. None of this stock is currently outstanding.

----------------------------------------------------------------------------------------------------------------------------
                                              SHARES BENEFICIALLY OWNED
                                              -------------------------
NAME OF BENEFICIAL OWNER                                           OPTIONS AND WARRANTS
------------------------                                        ---------------------------        TOTAL
                                                                                                  BENEFICIAL
5% STOCKHOLDERS                               COMMON STOCK      TOTAL        EXERCISABLE(1)       OWNERSHIP      PERCENT
---------------                               ------------      -----        --------------       -----------    -------
RMS Limited Partnership                       11,927,312          --                   --          11,927,312      38.3%
Home Shopping Network, Inc.                    2,600,532          --                   --           2,600,532       8.4%
Jotter Technologies Inc.                       5,100,000          --                   --           5,100,000      16.4%

DIRECTORS:
----------
Jeffrey P. Anthony                                    --        546,667           426,667             426,667       1.4%
Hector J. Alcalde                                     --        110,000            90,000              90,000       0.3%
Frank M. Devine                                   15,583        331,666           331,666             347,249       1.1%
Robert J. Rosenblatt                                  --             --                --                  --       0.0%
Francis M. Santangelo                            908,377         83,333            83,333             991,710       3.2%
Glenn Argenbright (2)                                 --             --                --                  --       0.0%
Robert M. Smibert (2)                                 --             --                --                  --       0.0%

EXECUTIVE OFFICERS:
------------------
Ann M. Alexander                                     --         100,000                --                  --       0.0%
Walter G. Hamilton                                   --         201,777           108,148              108,148      0.3%
C. David Hayden                                      --         150,000                --                  --       0.0%
Gregory C. Jensen                                    --         113,111            49,926               49,926      0.2%
James W. Shepperd                                 25,000        175,000           115,000              140,000      0.4%
                                              ----------      ---------         ---------           ----------     -----
                                              20,576,804      1,811,554         1,204,740           21,781,544     67.4%
                                              ==========      =========         =========           ==========     =====
Directors and officers
  as a group (12 persons)                        948,960      1,811,554         1,204,740            2,153,700      6.7%
----------------------------------------------------------------------------------------------------------------------------

(1)  Within 60 days of December 20, 2000
(2) Mr. Smibert and Mr. Argenbright will be offered 60,000 options as new board members. Mr. Smibert and Mr. Argenbright are also officers and directors of Jotter Technologies Inc., but disclaim beneficial ownership of shares held by Jotter.

                       DOCUMENTS INCORPORATED BY REFERENCE

         This document includes information relating to SAFLINK that has not been delivered or presented to you, but is "incorporated by reference" which means that we disclose information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered a part of this Information Statement, except for any information superseded by information provided to you in this Information Statement. SAFLINK is incorporating the following documents by reference, which contain important information about SAFLINK and its finances:


          o SAFLINK's Annual Report on Form 10-K for the year ended December 31, 1999, filed with the SEC on March 22, 2000, which is delivered to you with this Information Statement;

          o SAFLINK's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000, filed with the SEC on May 15, 2000;

          o SAFLINK's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000, filed with the SEC on August 14, 2000;

          o SAFLINK's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2000, filed with the SEC on November 14, 2000, which is delivered to you with this Information Statement;

          o SAFLINK's Current Report on Form 8-K, filed with the SEC on April 27, 2000;

          o SAFLINK's Current Report on Form 8-K, filed with the SEC on September 26, 2000; and

            o SAFLINK's Current Report on Form 8-K, filed with the SEC on January 2, 2001.


          We will provide any of the documents incorporated into this Information Statement by reference without change to each person to whom this is delivered upon the request of such person to: Chief Financial Officer, SAFLINK Corporation, 18650 N.E. 67th Court, Suite 210, Redmond, WA 98052, (425) 881-6766.

                       WHERE YOU CAN FIND MORE INFORMATION

          SAFLINK files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by SAFLINK at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. All of SAFLINK's SEC filings are also available to the public from commercial document retrieval services and, for filings filed electronically since 1996, at the Website maintained by the SEC at "http://www.sec.gov."

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

         SAFLINK Corporation, a Delaware corporation, pursuant to Section 242 of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation adopts the following resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

                  RESOLVED, that the Certificate of Incorporation of SAFLINK Corporation. be amended by changing the Article thereof numbered "FOURTH" so that, as amended, said Article shall be and read as follows:

                           "FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 101,000,000 shares, consisting of (i) 1,000,000 shares of Preferred Stock, $.01 par value per shares (the "Preferred Stock"), and (ii) 100,000,000 shares of Common Stock, $.01 par value per share (the "Common Stock")."

         SECOND: The amendment of the Certificate of Incorporation of the corporation herein certified was duly adopted, pursuant to the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said SAFLINK Corporation has caused this certificate to be signed by Jeffrey P. Anthony its authorized officer.

                                                    /s/ JEFFREY P. ANTHONY
                                                    ---------------------------
                                                    By Jeffrey P. Anthony
                                                    Its President and Chief
                                                      Executive Officer